EXHIBIT 9.1
                                                                     -----------



                                HUSKY ENERGY INC.
                            INTEREST COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                     Cdn$ (millions)
                                                  12 MONTH PERIOD ENDING
                                       --------------------------------------
A.  BASED ON CANADIAN GAAP             DECEMBER 31, 2001   MARCH 31, 2002 (1)
    ----------------------             -----------------   ------------------
    EARNINGS
    Net earnings                                     701             588
    Income taxes                                     433             307
    Interest expense (2)                             102             100
                                                     ---             ---
                                                   1,236             995
                                                   =====             ===
    Interest expense (2)                             102             100
    Capitalized interest                              51              43
                                                      --              --
                                                     153             143
                                                     ===             ===

    Earnings coverage (times)                        8.1             7.0

    CASH FLOW
    Cash flow from operations                      1,946           1,699
    Current income taxes                              20              43
    Interest expense (2)                             102             100
                                                     ---             ---
                                                   2,068           1,842
                                                   =====           =====

    Interest expense (2)                             102             100
    Capitalized interest                              51              43
                                                      --              --
                                                     153             143
                                                     ===             ===

    Cash flow coverage (times)                      13.5            12.9


B.  8.90% CAPITAL SECURITIES TREATED AS LONG-TERM DEBT

    EARNINGS
    Net earnings                                     701             588
    Income taxes                                     433             307
    Interest expense (2)                             102             100
                                                     ---             ---
                                                   1,236             995
                                                   =====             ===

    Interest expense (2)                             102             100
    Capitalized interest                              51              43
    Return on capital securities                      32              32
                                                      --              --
                                                     185             175
                                                     ===             ===

    Earnings coverage (times)                        6.7             5.7

    CASH FLOW
    Cash flow from operations                      1,946           1,699
    Current income taxes                              20              43
    Interest expense (2)                             102             100
                                                     ---             ---
                                                   2,068           1,842
                                                   =====           =====

    Interest expense (2)                             102             100
    Capitalized interest                              51              43
    Return on capital securities                      32              32
                                                      --              --
                                                     185             175
                                                     ===             ===

    Cash flow coverage (times)                      11.2            10.5


    (1) Using figures as restated.
    (2) Excluding interest income.